Exhibit 10.3E
OMNITURE, INC.
2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
NON-U.S. PARTICIPANTS
     Unless otherwise defined herein, the terms defined in the 2006 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Award Agreement”).
I.	NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant’s Name:	[INSERT NAME]

Participant’s Address:	[INSERT ADDRESS]
     You have been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:	[INSERT GRANT NUMBER]

Date of Grant:	[INSERT GRANT DATE]

Vesting Commencement Date:	[INSERT START DATE]

Number of Restricted Stock Units:	[INSERT NUMBER OF SHARES]
     Vesting Schedule:
     Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Unit will vest in accordance with the following schedule:
     [INSERT VESTING SCHEDULE], subject to Participant continuing to be a Service Provider through each applicable vesting date.]
     In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Unit, the Restricted Stock Unit and Participant’s right to acquire any Shares hereunder will immediately terminate.
II.	AGREEMENT
     A. Grant of Restricted Stock Unit.
          The Administrator hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (“Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
     B. Company’s Obligation to Pay.
          Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section C, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Sections C or D will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section G. Subject to the provisions of Section D, such vested Restricted Stock Units shall be paid in Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one half (2 1/2) months from the end of the Company’s tax year that includes the vesting date.
     C. Vesting Schedule.
          Except as provided in Section D, and subject to Section E, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant attached as Part I of this Award Agreement. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.
     D. Administrator Discretion.
          The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.
          Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

     E. Forfeiture upon Termination of Status as a Service Provider.
          Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate.
     F. Death of Participant.
          Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
     G. Withholding of Taxes.
          Regardless of any action the Company or the Parent or Subsidiary employing or retaining Participant (the “Employer”) takes with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Restricted Stock Units, the subsequent sale of any Shares acquired upon vesting and the receipt of any dividends or dividend equivalents; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items.
          Prior to the relevant taxable event, Participant shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, if permissible under local law, Participant authorizes the Company and/or the Employer, at its discretion, to satisfy the obligations with regard to all Tax-Related Items legally payable by Participant by one or a combination of the following:
          (i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or
          (ii) withholding from the proceeds of the sale of Shares acquired upon vesting of the Award; or
          (iii) arranging for the sale of Shares otherwise deliverable to Participant (on Participant’s behalf and at Participant’s direction pursuant to this authorization); or
          (iv) withholding otherwise deliverable Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount or such other amount as may be necessary to avoid adverse accounting treatment. If the Company satisfies the obligation for Tax-Related Items by withholding a number of Shares as described herein, Participant shall be deemed, for tax purposes only, to have been issued the full number of Shares subject to the vested portion of the Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Award.

          Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. Participant acknowledges and agrees that the Company may refuse to deliver Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items as described in this section.
     H. Entire Agreement; Governing Law.
          The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of Utah. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Utah and agree that such litigation shall be conducted only in the courts of Utah, Fourth District, or the federal courts for the United States for the 10th Circuit, and no other courts, where this grant is made and/or to be performed.
     I. Rights as Stockholder.
          Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
     J. NO GUARANTEE OF CONTINUED SERVICE.
          PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME.
     K. Nature of Grant. In accepting the grant, Participant acknowledges that:

          (1) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Award Agreement;
          (2) the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past;
          (3) all decisions with respect to future Awards, if any, will be at the sole discretion of the Company;
          (4) Participant is voluntarily participating in the Plan;
          (5) the Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Participant’s employment or service contract, if any;
          (6) the Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;
          (7) in the event that Participant is not an Employee of the Company or any Parent, Subsidiary or affiliate of the Company, the Award and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Parent, Subsidiary or affiliate of the Company;
          (8) the future value of the underlying Shares is unknown and cannot be predicted with certainty;
          (9) in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or from any diminution in value of the Award or Shares acquired upon vesting of the Award resulting from termination of Participant’s status as a Service Provider by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Award Agreement, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;
          (10) in the event of termination of Participant’s status as a Service Provider (whether or not in breach of local labor laws), Participant’s right to receive an Award and vest in an Award under the Plan, if any, will terminate effective as of the date that Participant is no longer actively a Service Provider and will not be extended by any notice period mandated under local law (e.g., active employment will not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively a Service Provider for purposes of the Award;
          (11) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares; and

          (12) Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
     L. Data Privacy.
          Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Award grant materials by and among, as applicable, the Employer, the Company and its Parents, Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
          Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
          Participant understands that Data will be transferred to E*TRADE FINANCIAL, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the Company, E*TRADE FINANCIAL and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands, however, that refusing or withdrawing consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.
     M. Address for Notices.
          Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Ominture, Inc., 550 East Timpanagos Circle Building G, Orem, UT 84097, or at such other address as the Company may hereafter designate in writing.
     N. Grant is Not Transferable.

          Except to the limited extent provided in Section F, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
     O. Binding Agreement.
          Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     P. Additional Conditions to Issuance of Stock.
          If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
     Q. Administrator Authority.
          The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
     R. Language.
          If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.
     S. Electronic Delivery.
          The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
     T. Captions.
          Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
     U. Severability.
          The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
     V. Exhibit.
          Notwithstanding any provision herein, Participant’s participation in the Plan shall be subject to any special terms and conditions as set forth in Exhibit A for Participant’s country of residence, if any. Exhibit A constitutes part of this Award Agreement.
     By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	OMNITURE, INC.

Signature	By

Print Name	Title

Residence Address:

EXHIBIT A
OMNITURE, INC. 2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
SPECIAL TERMS FOR PARTICIPANTS OUTSIDE THE U.S.
This Exhibit A includes special terms and conditions that govern the Restricted Stock Units granted to Participant if Participant resides in the countries contained herein. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Award Agreement (of which this Exhibit A is a part) and the Plan.
This Exhibit A may also include information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2008. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant acquires Shares or sells Shares he/she acquires under the Plan.
In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is strongly advised to seek appropriate professional advice as to how the relevant laws in Participant’s country apply to his or her specific situation.
If Participant is a citizen or resident of another country, or is considered a resident of another country for local law purposes, the information contained in this Appendix may not be applicable to him or her.
Australia
Securities Law Disclaimer
Participant acknowledges and understands that if Participant acquires Shares upon vesting of the Award and Participant offers Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant acknowledges and understands that Participant should obtain legal advice on the disclosure obligations prior to making any such offer.
Restricted Stock Units Payable Only in Shares
Notwithstanding any discretion in the Plan or anything to the contrary in the Award Agreement, the grant of Restricted Stock Units does not provide any right for Participant to receive a cash payment and the Restricted Stock Units are payable in newly-issued Shares only (i.e., treasury shares will not be used to settle vested Restricted Stock Units).
Japan
No country-specific terms apply.
United Kingdom
Eligibility

Notwithstanding the provisions of Section 4(b) of the Plan, Restricted Stock Units may only be granted to employees of the Company, or any Parent or Subsidiary or affiliate. Such term shall not include common law employees, non-employee executive officers or non-employee directors.
Withholding
The paragraphs below replace in its entirety Section II.G of the Award Agreement:
Regardless of any action the Company or the Parent or Subsidiary employing or retaining Participant (the “Employer”) takes with respect to any or all income tax, primary and secondary Class 1 National Insurance contributions, payroll tax or other tax-related withholding attributable to or payable in connection with or pursuant to the grant, vesting, release or assignment of any Award (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Restricted Stock Units, the subsequent sale of any Shares acquired upon vesting and the receipt of any dividends or dividend equivalents; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items.
As a condition of the issuance of Shares upon vesting of the Restricted Stock Units, the Company and/or the Employer shall be entitled to withhold and Participant agrees to pay, or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy, all obligations of the Company and/or the Employer to account to HM Revenue & Customs (“HMRC”) for any Tax-Related Items.
In this regard, if permissible under local law, Participant authorizes the Company and/or the Employer, at its discretion, to satisfy the obligations with regard to all Tax-Related Items legally payable by Participant by one or a combination of the following:
     (i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or
     (ii) withholding from the proceeds of the sale of Shares acquired upon vesting of the Award; or
     (iii) arranging for the sale of Shares otherwise deliverable to Participant (on Participant’s behalf and at Participant’s direction pursuant to this authorization); or
     (iv) withholding otherwise deliverable Shares. If the Company satisfies the obligation for Tax-Related Items by withholding a number of Shares as described herein, Participant shall be deemed to have been issued the full number of Shares subject to the vested portion of the Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Award.
Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to account to HMRC with respect to the event giving rise to the Tax-Related Items (the “Chargeable Event”) that cannot be satisfied by the means previously described. If payment or withholding is not made within 90 days of the Chargeable Event or such other period as required under U.K. law (the “Due Date”), Participant agrees that the amount of any uncollected Tax-Related Items shall (assuming Participant is not a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended)), constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the then-current HMRC Official Rate and it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to above. If any of the foregoing methods of collection are not allowed under Applicable Laws or if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items as described in this section, the Company may refuse to deliver the Shares acquired under the Plan.
Joint Election
As a condition of Participant’s participation in the Plan and the vesting of the Restricted Stock Units, Participant agrees to accept any liability for secondary Class 1 National Insurance contributions (the “Employer’s Liability”) which may be payable by the Company and/or the Employer in connection with the Restricted Stock Units and any event giving rise to Tax-Related Items. To accomplish the foregoing, Participant agrees to execute a joint election with the Company (the “Election”), the form of such Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer’s Liability to Participant. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or the Employer. If Participant does not enter into the Election when Participant accepts the Award Agreement or when otherwise requested by the Company and/or Employer, or if the Election is revoked at any time by HMRC, the Restricted Stock Units will cease vesting and become null and void, and no Shares will be acquired under the Plan without any liability to the Company or any Parent or Subsidiary, unless Participant agrees to pay an amount equal to the Employer’s Liability to the Company, the Employer and/or any Parent, Subsidiary or affiliate. Participant further agrees that the Company and/or the Employer may collect the Employer’s Liability by any of the means set forth in the Withholding section of this Award Agreement.